Barry L. Friedman, P.C. [letterhead]
Certified Public Accountants
1582 Tulita Drive
Las Vegas, Nevada 89123
Office (702) 361-8414
Fax No. (702) 896-0278


July 19, 1999



Securities and Exchange Commission
Washington, D.C. 20509

Re: AlphaTrade.com formerly Sierra Gold Development Corp. and Honor One Corporation
          Change of Auditors-Form 8-K

Dear Sirs:

We have reviewed the contents and disclosures regarding the changes in Registrants' Certifying Accountants and have no disagreements with all such disclosures.



Yours very truly,


/s/Barry L. Friedman

Barry L. Friedman
Certified Public Accountant